UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2008

Industrial Enterprises of America, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32881	13-3963499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
651 Holiday Drive, Suite 300, Pittsburgh, Pennsylvania 15220
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 928-2056
711 Third Avenue, Suite 1505, New York, New York 10017
(Former name or former address, if changed since last report)
[Missing Graphic Reference]
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On November 8, 2007, Industrial Enterprises of America, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission to report the suspension of the employment of Jorge E. Yepes, the Company’s Chief Financial Officer, pending an interview with counsel retained by the Board of Directors of the Company to conduct an internal integrity review.

On February 7, 2008, the Company terminated the employment of Mr. Yepes effective immediately.  Mr. Yepes’ Employment Agreement with the Company, dated September 1, 2007, was terminated in connection with his termination of employment.

  A copy of the press release with respect to this matter is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  The information set forth above in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

On February 6, 2008, Michael Jay Solomon tendered his resignation as a member of the Board of Directors of the Company effective immediately.  Mr. Solomon has advised the Company that his resignation is not a result of any disagreement relating to the Company’s operations, policies or practices.

A copy of the press release with respect to this matter is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.                       Description
99.1	Press Release of Industrial Enterprises of America, Inc., dated February 11, 2008.
99.2	Press Release of Industrial Enterprises of America, Inc., dated February 11, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.
(Registrant)

February 12, 2008
By:            /s/ James Margulies
James Margulies
Chief Executive Officer